EXHIBIT (h)(5)

July 31, 2016

As amended and effective May 1, 2019

Eaton Vance Funds

Two International Place

Boston, Massachusetts 02110

Re: Expense Waivers/Reimbursements

Ladies and Gentlemen:

As you know, we and certain of our affiliates (collectively referred to herein as “we,” “us” or “our” as the context requires) currently provide administrative, advisory, distribution and/or other services to the Eaton Vance Funds. We hereby agree with each series of the trusts and/or corporations listed on Schedule A to this letter (each a “Trust” and collectively the “Trusts”) that for each class of shares of each series of the Trust listed we will waive our fees and/or reimburse operating expenses (other than Excluded Expenses, as defined below) payable by that series for each such class to the extent necessary so that the series' aggregate operating expenses for each such class would not exceed on a per annum basis the percentage of average daily net assets specified for that series on Schedule A or such other agreed upon amount specified on Schedule A (referred to herein as the “contractual expense cap”).

Series and class expenses are accrued, and any applicable contractual expense caps are applied, daily. If for any period during a series’ fiscal year we have waived our fees or reimbursed any expenses, we will be entitled to recoup from the relevant series and/or class such amounts to the extent expenses in another period during that fiscal year are less than the contractual expense cap and such amounts have not already been recouped.

The term “Excluded Expenses” means: brokerage commission costs; expenditures capitalized in accordance with generally accepted accounting principles; acquired fund fees and expenses (as determined in accordance with the instructions to Item 3 of Form N-1A) to the extent the acquired fund is (a) not affiliated with the series (unless otherwise noted on Schedule A) or (b) Eaton Vance Cash Reserves Fund, LLC; any performance-based adjustment to an asset-based investment advisory fee; borrowing costs (including borrowing costs of any acquired funds); securities lending agency fees; taxes; litigation expenses; indemnification expenses; and other expenses not incurred in the ordinary course of a series’ or class’ business. Notwithstanding the foregoing, in the event the operating expenses of a series (or a class thereof) that invests substantially all of its assets in one or more underlying investment companies advised or administered by us (referred to herein as “Portfolios”) exceed that series’ contractual expense cap after the waiver of our series level fees and reimbursement of series/class level expenses, we may waive our fees at the Portfolio level or reimburse Portfolio level operating expenses to the extent necessary to achieve the contractual expense cap for the series.

In addition, from time to time we may waive our fees and/or reimburse operating expenses (other than Excluded Expenses) for classes of shares of certain series of the Eaton Vance Funds on a voluntary basis (referred to herein as a “voluntary fee cap”). We may modify or terminate a voluntary fee cap at any time, provided that we notify you in advance of any such modification or termination.

In the event the modification or termination is to be implemented prior to your next meeting, we will notify the Chairman of the Board of the modification or termination. We may recoup amounts we waive or reimburse pursuant to a voluntary fee cap on the same basis as we may recoup amounts waived or reimbursed pursuant to a contractual expense cap (described above).

The agreements in this letter will take effect as to each series and class on the date indicated on Schedule A and will remain in effect as to each series and class until the date specified opposite that series on Schedule A. Thereafter, the agreements in this letter will automatically renew for one-year terms unless we provide you with notice of the termination of the contractual expense cap for a given class and/or series prior to the end of the then current term for that class and series. In addition, the agreements in this letter will terminate upon us ceasing to serve as the investment adviser of the series or the Portfolio(s) in which that series invests. We may amend Schedule A hereto from time to time, with the consent of the Trusts, to add series and classes and to reflect the extension of termination dates. Any other amendment to the terms of this letter or to Schedule A would require the written agreement of both you and us.

We, Eaton Vance Management, and each of the Trusts are duly organized and validly existing under the laws of the jurisdiction in which they are formed. We acknowledge that all persons dealing with a Trust that is Massachusetts business trust formed under a declaration of trust must look solely to the property of that Trust for satisfaction of claims of any nature against the Trust, as neither the trustees, officers, employees nor shareholders of the Trust assume any personal liability in connection with its business or for obligations entered into on its behalf. Each Trust acknowledges that all persons dealing with Eaton Vance Management must look solely to the property of Eaton Vance Management for satisfaction of claims of any nature against Eaton Vance, as neither the trustees, officers, employees nor shareholders of Eaton Vance Management assume any personal liability in connection with its business or for obligations entered into on our behalf.

Please sign below to confirm your agreement with the terms of this letter.

Sincerely,

Eaton Vance Management

By:/s/ Thomas E. Faust Jr.

Name:       Thomas E. Faust Jr.

Title: President

Agreed:

On behalf of the Eaton Vance Funds

By:/s/ Maureen A. Gemma

Name: Maureen A. Gemma

Title: Secretary

Schedule A

As of May 1, 2019

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Growth Trust
Atlanta Capital Focused Growth Fund Class A	1.05%	2/1/2019	1/31/2020
Atlanta Capital Focused Growth Fund Class C	1.80%	2/1/2019	1/31/2020
Atlanta Capital Focused Growth Fund Class I	0.80%	2/1/2019	1/31/2020

Atlanta Capital Select Equity Fund Class A	1.05%	2/1/2017	1/31/2020
Atlanta Capital Select Equity Fund Class C	1.80%	2/1/2017	1/31/2020
Atlanta Capital Select Equity Fund Class I	0.80%	2/1/2017	1/31/2020
Atlanta Capital Select Equity Fund Class R6	0.75%	2/1/2017	1/31/2020

Focused Global Opportunities Fund Class I	0.95%	12/15/2015	3/31/2020

Focused Growth Opportunities Fund Class A	1.05%	6/30/2014	6/30/2019
Focused Growth Opportunities Fund Class C	1.80%	6/30/2014	6/30/2019
Focused Growth Opportunities Fund Class I	0.80%	6/30/2014	6/30/2019

Focused Value Opportunities Fund Class A	1.05%	6/30/2014	6/30/2019
Focused Value Opportunities Fund Class C	1.80%	6/30/2014	6/30/2019
Focused Value Opportunities Fund Class I	0.80%	6/30/2014	6/30/2019

Greater China Growth Fund Class A	1.85%	5/1/2017	12/31/2019
Greater China Growth Fund Class C	2.55%	5/1/2017	12/31/2019
Greater China Growth Fund Class I	1.55%	5/1/2017	12/31/2019

Hexavest Global Equity Fund Class A*	1.15%	5/1/2017	11/30/2019
Hexavest Global Equity Fund Class C*	1.90%	5/1/2017	11/30/2019
Hexavest Global Equity Fund Class I*	0.90%	5/1/2017	11/30/2019

Hexavest International Equity Fund Class A*	1.15%	5/1/2017	11/30/2019
Hexavest International Equity Fund Class I*	0.90%	5/1/2017	11/30/2019

International Small-Cap Fund Class A	1.40%	12/15/2015	3/31/2020
International Small-Cap Fund Class I	1.15%	12/15/2015	3/31/2020

Parametric Research Affiliates Systematic Alternative Risk Premia Fund Institutional Class	0.99%	8/1/2018	11/30/2019

Worldwide Health Sciences Fund Class A	1.15%	4/28/2018	12/31/2019
Worldwide Health Sciences Fund Class B	1.90%	4/28/2018	12/31/2019
Worldwide Health Sciences Fund Class C	1.90%	4/28/2018	12/31/2019
Worldwide Health Sciences Fund Class I	0.90%	4/28/2018	12/31/2019
Worldwide Health Sciences Fund Class R	1.40%	4/28/2018	12/31/2019

Eaton Vance Investment Trust
Floating-Rate Municipal Income Fund Class A	0.60%	10/1/2017	7/31/2019
Floating-Rate Municipal Income Fund Class I	0.45%	10/1/2017	7/31/2019

Short Duration Municipal Opportunities Fund Class A	0.70%	11/14/2016	7/31/2019
Short Duration Municipal Opportunities Fund Class C	1.45%	11/14/2016	7/31/2019
Short Duration Municipal Opportunities Fund Class I	0.55%	11/14/2016	7/31/2019

*Contractual expense cap includes fund fees and expenses from unaffiliated funds.

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Municipals Trust II
TABS 1-to-10 Year Laddered Municipal Bond Fund Class A	0.65%	5/3/2015	5/31/2019
TABS 1-to-10 Year Laddered Municipal Bond Fund Class C	1.40%	5/3/2015	5/31/2019
TABS 1-to-10 Year Laddered Municipal Bond Fund Class I	0.40%	5/3/2015	5/31/2019

TABS 5-to-15 Year Laddered Municipal Bond Fund Class A	0.65%	4/15/2015	5/31/2019
TABS 5-to-15 Year Laddered Municipal Bond Fund Class C	1.40%	4/15/2015	5/31/2019
TABS 5-to-15 Year Laddered Municipal Bond Fund Class I	0.40%	4/15/2015	5/31/2019

TABS 10-to-20 Year Laddered Municipal Bond Fund Class A	0.65%	5/3/2015	5/31/2019
TABS 10-to-20 Year Laddered Municipal Bond Fund Class C	1.40%	5/3/2015	5/31/2019
TABS 10-to-20 Year Laddered Municipal Bond Fund Class I	0.40%	5/3/2015	5/31/2019

TABS Intermediate-Term Municipal Bond Fund Class A	0.90%	6/1/2014	5/31/2019
TABS Intermediate-Term Municipal Bond Fund Class C	1.65%	6/1/2014	5/31/2019
TABS Intermediate-Term Municipal Bond Fund Class I	0.65%	6/1/2014	5/31/2019

Eaton Vance Mutual Funds Trust
Core Plus Bond Fund Class A	0.74%	6/1/2017	1/31/2020
Core Plus Bond Fund Class C	1.49%	6/1/2017	1/31/2020
Core Plus Bond Fund Class I	0.49%	6/1/2017	1/31/2020

Diversified Currency Income Fund Class A	1.10%	3/1/2008	2/29/2020
Diversified Currency Income Fund Class C	1.80%	3/1/2011	2/29/2020
Diversified Currency Income Fund Class I	0.80%	3/1/2011	2/29/2020

Emerging and Frontier Countries Equity Fund Class A	1.65%	11/3/2014	2/29/2020
Emerging and Frontier Countries Equity Fund Class I	1.40%	11/3/2014	2/29/2020

Emerging Markets Debt Fund Class I	0.85%	5/1/2018	5/31/2019

Emerging Markets Local Income Fund Class A	1.20%	1/1/2018	2/29/2020
Emerging Markets Local Income Fund Class C	1.90%	1/1/2018	2/29/2020
Emerging Markets Local Income Fund Class I	0.90%	1/1/2018	2/29/2020

Global Bond Fund Class I	0.65%	12/31/2018	11/30/2020

Global Income Builder Fund Class A	1.17%	5/1/2019	2/28/2021
Global Income Builder Fund Class C	1.92%	5/1/2019	2/28/2021
Global Income Builder Fund Class I	0.92%	5/1/2019	2/28/2021
Global Income Builder Fund Class R	1.42%	5/1/2019	2/28/2021

Global Macro Absolute Return Advantage Fund Class A	1.35%	1/1/2018	2/29/2020
Global Macro Absolute Return Advantage Fund Class C	2.05%	1/1/2018	2/29/2020
Global Macro Absolute Return Advantage Fund Class I	1.05%	1/1/2018	2/29/2020
Global Macro Absolute Return Advantage Fund Class R	1.55%	1/1/2018	2/29/2020
Global Macro Absolute Return Advantage Fund Class R6	1.02%	1/1/2018	2/29/2020

Global Small-Cap Equity Fund Class A	1.35%	1/1/2018	2/29/2020
Global Small-Cap Equity Fund Class C	2.10%	1/1/2018	2/29/2020
Global Small-Cap Equity Fund Class I	1.10%	1/1/2018	2/29/2020

Multi-Asset Credit Fund Class A	1.00%	8/15/2018	2/29/2020
Multi-Asset Credit Fund Class C	1.75%	8/15/2018	2/29/2020
Multi-Asset Credit Fund Class I	0.75%	8/15/2018	2/29/2020

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Mutual Funds Trust (continued)
Parametric Commodity Strategy Fund Investor Class	0.90%	11/1/2016	4/30/2020
Parametric Commodity Strategy Fund Institutional Class	0.65%	11/1/2016	4/30/2020

Parametric Dividend Income Fund Investor Class	0.65%	11/1/2016	6/30/2019
Parametric Dividend Income Fund Institutional Class	0.40%	11/1/2016	6/30/2019

Parametric International Equity Fund Investor Class	0.75%	11/1/2016	5/31/2019
Parametric International Equity Fund Institutional Class	0.50%	11/1/2016	5/31/2019
Parametric International Equity Fund Class R	1.00%	11/1/2016	5/31/2019
Parametric International Equity Fund Class R6	0.47%	11/1/2016	5/31/2019

Parametric Tax-Managed International Equity Fund Investor Class	1.05%	3/1/2017	2/29/2020
Parametric Tax-Managed International Equity Fund Class C	1.80%	3/1/2017	2/29/2020
Parametric Tax-Managed International Equity Fund Institutional Class	0.80%	3/1/2017	2/29/2020

Short Duration Government Income Fund Class A	0.85%	12/1/2018	2/29/2020
Short Duration Government Income Fund Class C	1.45%	12/1/2018	2/29/2020
Short Duration Government Income Fund Class I	0.60%	12/1/2018	2/29/2020

Short Duration High Income Fund Class A	0.90%	1/1/2017	2/29/2020
Short Duration High Income Fund Class I	0.65%	1/1/2017	2/29/2020

Stock Fund Class A	0.98%	1/1/2016	4/30/2020
Stock Fund Class C	1.73%	1/1/2016	4/30/2020
Stock Fund Class I	0.73%	1/1/2016	4/30/2020

Eaton Vance NextShares Trust
Global Income Builder NextShares	0.85%	5/1/2019	2/28/2021

Stock NextShares	0.65%	2/25/2016	4/30/2020

Eaton Vance NextShares Trust II
Floating-Rate NextShares	0.73%	11/29/2017	2/29/2020

Oaktree Diversified Credit NextShares	0.90%	11/14/2017	1/31/2020

TABS 5-to-15 Year Laddered Municipal Bond NextShares	0.35%	3/28/2016	5/31/2019

Eaton Vance Series Fund, Inc.
Emerging Markets Debt Opportunities Fund Class A	1.15%	9/3/2015	11/30/2019
Emerging Markets Debt Opportunities Fund Class I	0.90%	9/3/2015	11/30/2019
Emerging Markets Debt Opportunities Fund Class R6	0.85%	9/3/2015	11/30/2019

Eaton Vance Special Investment Trust
1-to-10 Year Laddered Corporate Bond Fund Class A	0.65%	9/27/2016	12/31/2019
1-to-10 Year Laddered Corporate Bond Fund Class I	0.40%	9/27/2016	12/31/2019

Balanced Fund Class A	0.98%	1/1/2016	4/30/2020
Balanced Fund Class B	1.73%	1/1/2016	4/30/2020
Balanced Fund Class C	1.73%	1/1/2016	4/30/2020
Balanced Fund Class I	0.73%	1/1/2016	4/30/2020
Balanced Fund Class R	1.23%	5/1/2016	4/30/2020
Balanced Fund Class R6	0.69%	5/1/2016	4/30/2020

Core Bond Fund Class A	0.74%	6/1/2017	4/30/2020
Core Bond Fund Class I	0.49%	6/1/2017	4/30/2020

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Special Investment Trust (continued)
Growth Fund Class A	1.05%	7/10/2014	4/30/2020
Growth Fund Class C	1.80%	7/10/2014	4/30/2020
Growth Fund Class I	0.80%	7/10/2014	4/30/2020
Growth Fund Class R	1.30%	7/10/2014	4/30/2020

Hedged Stock Fund Class A	1.15%	10/31/2014	3/31/2020
Hedged Stock Fund Class C	1.90%	10/31/2014	3/31/2020
Hedged Stock Fund Class I	0.90%	10/31/2014	3/31/2020

Real Estate Fund Class A	1.25%	5/1/2007	4/30/2020
Real Estate Fund Class I	1.00%	6/8/2010	4/30/2020

Short Duration Inflation-Protected Income Fund Class A	0.75%	1/1/2017	2/29/2020
Short Duration Inflation-Protected Income Fund Class C	1.50%	1/1/2017	2/29/2020
Short Duration Inflation-Protected Income Fund Class I	0.50%	1/1/2017	2/29/2020

Small-Cap Fund Class A	1.21%	1/1/2019	4/30/2020
Small-Cap Fund Class C	1.96%	1/1/2019	4/30/2020
Small-Cap Fund Class I	0.96%	1/1/2019	4/30/2020
Small-Cap Fund Class R	1.46%	1/1/2019	4/30/2020

Special Equities Fund Class A	1.35%	5/1/2017	4/30/2020
Special Equities Fund Class C	2.10%	5/1/2017	4/30/2020
Special Equities Fund Class I	1.10%	5/1/2017	4/30/2020